Exhibit 99.1

Investor Relations Contact:

John Mills

Integrated Corporate Relations

310.954.1105

JMills@icrinc.com

eDiets.com® Announces Q4 2006 Results

FORT LAUDERDALE, FL, March 21, 2007 – eDiets.com, Inc. (NASDAQ: DIET), leveraging the power of the Internet to bring diet, fitness and healthy lifestyle solutions to everyone, today announced results for the quarter and twelve months ended December 31, 2006.

Revenues from continuing operations for the fourth quarter of 2006 were $9.5 million, a 19% decrease from $11.8 million in the comparable period last year. Income (loss) from continuing operations for the quarter was ($0.1 million), or $0.00 per diluted share, compared to $1.6 million, or $0.07 per diluted share, for the fourth quarter of 2006.

Adjusted EBITDA*, defined as net income before interest, taxes, depreciation, amortization, stock based compensation, discontinued operations and severance charges, for the quarter ended December 31, 2006 was $1.1 million compared to $1.9 million for the comparable period last year.

For the twelve months ended December 31, 2006, the Company reported revenues from continuing operations of $48.8 million, a 7% decrease from revenues of $52.6 million for the comparable period last year. Income (loss) from continuing operations for 2006 was $(3.6) million, or ($0.16) per diluted share, compared to income of $2.3 million, or $0.10 per diluted share, for fiscal 2005.

Adjusted EBITDA* for the twelve months ended December 31, 2006 totaled $(14,000) compared to $3.1 million in fiscal 2005.

As of December 31, 2006, eDiets had 118,000 paying members. The Company currently has 110,000 paying members.

Operating Highlights:

•	Signed six new business-to-business contracts in 2006 and ended the year with 14

•	Established a Board of Advisors of leading health and nutrition experts

•	Initiated marketing alliance with Podfitness, Inc.

•	Planned launch of newly branded and priced meal delivery service for early Q207

“We are committed to positioning eDiets for long-term sustainable and profitable growth in the weight loss and wellness markets,” said Steve Rattner, President. “We expect our newly priced, freshly prepared weight loss meal delivery offering, which has been rebranded eDiets DeliciouslyYours, to launch early in the second quarter. We believe that this plan is well-positioned to appeal to a much larger base of consumers and is well-aligned with our current customer profile, allowing us to expand and better monetize our overall marketing investment.

Mr. Rattner concluded, “With our eDiets.com consumer platform and eDiets Corporate Services, formerly Nutrio.com, we serve a broad spectrum of the weight loss and wellness market. In 2007, we will continue to position the Company to capture significant market opportunities. We have accelerated our technology integration in order to strengthen our foundation and develop a platform that will support lifetime customer relationships. eDiets Corporate Services has a strong pipeline of customers and eDiets.com is poised to benefit from the launch of our meal delivery program. We will also continue to leverage the eDiets brand with attractive licensing deals, such as our recently announced Podfitness.com marketing alliance, to increase our earnings potential in 2007 and beyond.”

Conference Call:

The company will host a conference call to discuss the third quarter results at 8:30 a.m. Eastern Time on Wednesday, March 21, 2007. Participants may access the call by dialing 866-713-8562 (domestic) or 617-597-5310 (international), passcode 44840827. In addition, the call will be webcast via the Investor Relations section of the company’s web site at www.eDiets.com/investors, where it will also be archived. A telephone replay will be available through Friday, March 30, 2007. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 48917080.

About eDiets.com

eDiets.com, Inc. is a premier online diet, fitness, and healthy living destination offering professional advice, information, products and services to those seeking to improve their health and longevity. Since 1997 more than two million consumers worldwide have become eDiets.com members. Among other honors, the site has been named a Forbes.com Spring 2005 “Best of the Web” and “Forbes Favorite” in the diet and nutrition category, and a PC Magazine “Editors’ Choice” in 2004 and 2005. eDiets.com offers more than 20 personalized online nutrition and fitness programs, as well as access to a wide range of expert and peer-based online support services that are all conveniently available around the clock. Founded in 1996 and headquartered in Fort Lauderdale, FL, eDiets.com operates Web sites at http://www.eDiets.com and http://www.eFitness.com. For more information about eDiets.com, please call 954-360-9022 or visit http://www.eDiets.com

* Use of Non-GAAP Financial Measures

In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Net (loss) income is the GAAP financial measure most directly comparable to adjusted EBITDA. A reconciliation of adjusted EBITDA to net (loss) income is as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Net (loss) income	$(209)	$1,471	$(4,100)	$1,336

Interest, net	(39)	(26)	(199)	(111)

Income tax provision	12	13	66	9

Depreciation	500	227	1,207	826

Amortization of Intangibles	301	10	760	44

Stock-based compensation	443	18	1,324	73

Discontinued operations	141	142	453	954

Severance Charges	—	—	475	—

Adjusted EBITDA	$1,149	$1,855	$(14)	$3,131

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of the Company to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include the Company’s significant investments in its technology to remain competitive with other online providers of healthy living and weight loss plans and the Company’s inability to obtain sufficient and/or acceptable outside financing (when and if required). Other risks and uncertainties include, among others, changes in general economic and business conditions, changes in product acceptance by consumers, a decline in the effectiveness of sales and marketing efforts, loss of market share and pressure on prices resulting from competition, volatility in the advertising markets utilized by the Company, the termination of contractual relationships with the Company’s brand partners which license certain brand components and other proprietary information for the Company’s subscription programs, regulatory actions affecting the Company’s marketing activities, and the outcome of litigation pending against the Company. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements.

— Financial Tables Follow —

###

eDiets.com, Inc.

Summary of Consolidated Financial Information

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
INCOME STATEMENT DATA:
Continuing Operations:
Revenues:
Membership	$7,208	$10,343	$38,026	$45,241
Other revenue	2,337	1,447	10,788	7,388

Total revenues	9,545	11,790	48,814	52,629

Cost and expenses:
Cost of revenue	1,942	1,730	9,622	7,459
Technology and development	977	446	3,203	2,373
Sales, marketing and support	4,564	6,712	30,445	35,035
General and administrative	1,851	1,331	8,549	5,575
Amortization of Intangibles	301	10	760	44

Total cost and expenses	9,635	10,229	52,579	50,486

(Loss) income from operations	(90)	1,561	(3,765)	2,143
Other income, net	34	65	184	156
Income tax provision	(12)	(13)	(66)	(9)

Net (loss) income from continuing operations	(68)	1,613	(3,647)	2,290

Discontinued Operations:
Loss from operations	(60)	(142)	(412)	(954)
Loss on disposal, net of tax	(81)	—	(41)	—

Loss from discontinued operations, net of tax	(141)	(142)	(453)	(954)

Net (loss) income	$(209)	$1,471	$(4,100)	$1,336

Basic (loss) earnings per share:
(Loss) income from continuing operations	$(0.00)	$0.07	$(0.16)	$0.10
Loss from discontinued operations	(0.01)	(0.01)	(0.02)	(0.04)

Net (loss) income	$(0.01)	$0.06	$(0.18)	$0.06

Diluted (loss) earnings per common share
(Loss) income from continuing operations	$(0.00)	$0.07	$(0.16)	$0.10
Loss from discontinued operations	(0.01)	(0.01)	(0.02)	(0.04)

Net (loss) income	$(0.01)	$0.06	$(0.18)	$0.06

Weighted average common and common equivalent shares outstanding
Basic	24,587	21,722	23,421	21,524

Diluted	24,587	22,649	23,421	22,428

	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
STATEMENT OF CASH FLOW DATA:
Net cash provided by (used in):
Operations	$372	$1,068	$(3,151)	$(245)
Investing	(96)	(209)	(10,609)	(718)
Financing	395	110	11,010	768

	December 31, 2006	December 31, 2005
BALANCE SHEET DATA:
Cash and cash equivalents	$6,015	$8,612
Total assets	27,387	20,611
Deferred revenue	4,401	4,774
Long-term debt (excluding capital leases)	—	—
Stockholder’s equity	16,196	7,625